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                                                                   EXHIBIT 10.18

                                 AGREEMENT AND
                                 PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of May 24, 1996 by and among AVYX, INC., a Colorado Corporation ("Avyx"), MANUGISTICS ACQUISITION, INC., a Delaware Corporation ("Acquisition"), and MANUGISTICS, INC., a Delaware Corporation ("Manugistics") and joined in by the principal shareholders of Avyx, SCOTT EQUITIES, LTD., a Colorado limited partnership ("Scott"), JOHN K. WILLOUGHBY ("Willoughby"), JO ANNE GARDNER ("Gardner"), JAMES E. PACOTTI, JR. ("Mr. Pacotti") and PATSY A. PACOTTI ("Mrs. Pacotti") (each of Scott, Willoughby, Gardner, Mr. Pacotti and Mrs. Pacotti being referred to collectively as the "Principal Shareholders").

                                   BACKGROUND

          A. Avyx is engaged in the business of providing advanced manufacturing scheduling products.

          B. Acquisition is a wholly-owned subsidiary of Manugistics, and Acquisition was formed to merge with and into Avyx so that as a result of the merger Avyx would become a wholly-owned subsidiary of Manugistics.

          C. The Boards of Directors of each of Avyx, Acquisition and Manugistics, and Manugistics as the sole shareholder of Acquisition, have all determined, on April 29, 1996 for Avyx and on April 30, 1996 for Acquisition and Manugistics, that the merger of Acquisition with and into Avyx (hereinafter referred to as the "Merger") in accordance with the provisions of Colorado Business Corporation Act (the "CBCA") and Delaware General Corporation Law (the "DGCL") and subject to the terms and conditions of this Agreement and Plan of Merger (this "Agreement") is in the best
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interests of each of Avyx, Acquisition and Manugistics and the shareholders of each of Avyx, Acquisition and Manugistics, and approved the Merger on and as of the dates set forth above.

          D. On May 24, 1996, certain Avyx shareholders, who together hold not less than one hundred percent (100%) of the issued and outstanding common stock of Avyx, entered into a Shareholders Agreement (the "Shareholders Agreement") with Acquisition and Manugistics (in the form of Exhibit A annexed hereto) and each executed a Shareholder's Unanimous Written Consent (in the form of Exhibit B annexed hereto) pursuant to which the Avyx shareholders executed consents in writing in favor of the Merger.

          E. The Secretary of Acquisition hereby certifies that this Agreement has been adopted pursuant to Section 251(f) of the DGCL, as applicable pursuant to Section 252(e) of the DGCL, and as of the date of the Certificate of Merger (as hereinafter defined), the outstanding shares of Acquisition are such as to render such Sections applicable.

          F. The Secretary of Avyx hereby certifies that this Agreement has been adopted pursuant to Article 111 of the CBCA and as of the date of the Articles of Merger (as hereinafter defined), the outstanding shares of Avyx are such as to render such Section applicable.

          NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, agreements and promises contained herein and intending to be legally bound hereby, each of Avyx, Acquisition and Manugistics agree as follows:

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                                   AGREEMENT

          1.   The Merger

               1.1  General.

                    (a) Subject to the terms and conditions of this Agreement and in accordance with the CBCA and the DGCL, Acquisition will be merged with and into Avyx on the Effective Date (as defined in Section 1.1(b) hereof), and the separate corporate existence of Acquisition shall cease and Avyx shall be the surviving corporation (the "Surviving Company," and any company into which the Surviving Company may hereafter merge also being referred to as the "Surviving Company") continuing its corporate existence under the laws of the State of Colorado.

                    (b) The Merger shall become effective at 12:01 P.M. E.D.T. on May 28, 1996 (the "Effective Date"), which date shall be specified in the Certificate and Articles of Merger (described below) as the effective date of the Merger. Prior to the Effective Date the parties shall cause to be filed a Certificate of Merger (substantially in the form of Exhibit C annexed hereto) with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL (the "Certificate of Merger") and Articles of Merger (in the form of Exhibit D annexed hereto) with the Secretary of State of the State of Colorado in accordance with the provisions of the CBCA (the "Articles of Merger"). The date and time when the Merger shall become effective is herein referred to as the "Effective Date."





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                    (c)  On the Effective Date, the Merger shall have the legal effect provided in Section 259 of the DGCL and Section 7-111-106 of the CBCA.

               1.2  Conversion of Stock. On the Effective Date:

                    (a) Each share of common stock, no par value per share of Avyx (the "Effective Date Avyx Common Stock") then issued and outstanding (other than shares, if any, as to which the holders shall perfect dissenters' rights) shall, by virtue of the Merger and without any action on the part of Avyx or any of Avyx's shareholders (except as set forth in Section 3.3 hereof), be converted into and represent the right to receive in cash a price per share (the "Share Price") equal to the Purchase Price (as defined in Section 2 below, taking account of reductions, if any, pursuant to the Balance Sheet Adjustment provisions of Section 2.7(a) below), divided by the total number of issued and outstanding shares of Effective Date Avyx Common Stock as of the Effective Date. The amount of cash actually received by the Avyx shareholders with respect to each share of Effective Date Avyx Common Stock will be less than the Share Price by reason of (i) reductions for certain costs of the transaction, including those described in Section 2.2(a) below, and (ii) any payments of claims out of the Escrow Fund in accordance with Section 2.7(b) below and related provisions of this Agreement.

                    (b) Each share of common stock, $.01 par value per share of Acquisition (the "Acquisition Common Stock") then issued and outstanding shall, by virtue of the Merger and without





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any action on the part of the holder thereof, become one fully paid and nonassessable share of common stock, no par value per share, of the Surviving Company (the "Surviving Company Common Stock").

               1.3 No Further Rights of Transfer. On and after the Effective Date, each Avyx shareholder holding a certificate or certificates theretofore evidencing shares of Effective Date Avyx Common Stock (the "Certificates") shall cease to have any rights as a shareholder of Avyx, except for the right to surrender such Certificates in exchange for payment of the Share Price, as adjusted pursuant to Section 1.2(a), payable to such holder, or the right to perfect such shareholder's right to receive payment for dissenting shares, and no transfer of shares of Effective Date Avyx Common Stock shall be made on the stock transfer books of the Surviving Company.

               1.4 Articles of Incorporation. The Articles of Incorporation of Avyx, as in effect immediately prior to the Effective Date, shall be the Articles of Incorporation of the Surviving Company until thereafter amended as provided therein and by law.

               1.5 By-Laws. The By-Laws of Avyx, as in effect immediately prior to the Effective Date, shall be the By-Laws of the Surviving Company until thereafter amended as provided therein and by law.

               1.6 Closing. The closing of the Merger (the "Closing") shall take place at the offices of Acquisition, 2115 East Jefferson Street, Rockville, Maryland 20852, on May 24, 1996





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(the "Closing Date"), but in no event later than the automatic termination date provided in Section 18.2 hereof. At the time of Closing, the Closing certificates, opinions of counsel and other documents to be delivered pursuant to this Agreement will be exchanged.

          2.   Purchase Price

               2.1 Payment of Purchase Price. The purchase price shall be Two Million One Hundred Sixty Thousand Dollars ($2,160,000.00) (the "Purchase Price"), payable as follows:

                    (a) One Million Six Hundred and Sixty Thousand Dollars ($1,660,000.00) (the "Closing Funds), shall be payable at the Closing in lawful money of the United States of America in immediately available funds by wire transfer to a bank account designated by the Paying Agent (as defined in Section 2.2 hereof) on the Closing Date;

                    (b) Three Hundred Thousand Dollars ($300,000.00) (the "Escrow Funds"), shall be payable at the Closing in lawful money of the United States of America in immediately available funds by wire transfer to a bank account designated by the escrow agent as named in the Escrow Agreement in the form of Exhibit E annexed hereto (the "Escrow Agreement"); and

                    (c) Two Hundred Thousand Dollars ($200,000.00) (the "Balance Sheet Adjustment Funds"), less the Balance Sheet Adjustment (as defined in Section 2.7(a) hereof) (the Balance Sheet Adjustment Funds less the Balance Sheet Adjustment being the "Adjustment Payment"), shall be payable on or before ten (10) days





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after the Adjustment Date (as defined in Section 2.7(a) hereof).  The
Adjustment Payment shall bear interest at the rate of five (5%) percent from the Closing through the date of payment.

               2.1A Within two (2) business days of the Closing, the Surviving Company shall satisfy the following outstanding obligations: (a) a note ("Note 1") in the outstanding principal amount of Five Hundred Thousand Dollars ($500,000.00), plus accrued interest as of the Closing, to Scott; (b) a note ("Note 2") in the outstanding principal amount of $135,846.00, plus accrued interest as of the Closing, to Scott; (c) a note ("Note 3")in the outstanding principal amount of $34,860.26, plus accrued interest as of the Closing, to Mr. Pacotti; and (d) a note ("Note 4") in the outstanding principal amount of Ten Thousand Dollars ($10,000.00), plus accrued points and interest as of the Closing, to Willoughby. Concurrently with receipt of payment, Scott shall deliver such UCC-3 and other releases and take all other action requested by the Surviving Company to terminate any and all security interests of Scott in the assets of Avyx, the Surviving Company and the Subsidiaries securing Note 1 and Note 2 and any other obligations from Avyx and the Subsidiaries to Scott; Pacotti shall deliver such UCC-3 and other releases and take all other action requested by the Surviving Company to terminate any and all security interests of Pacotti in the assets of Avyx, the Surviving Company and the Subsidiaries securing Note 3 and any other obligations from Avyx and the Subsidiaries to Pacotti; and Willoughby shall deliver such UCC-3 and other releases and take all other action requested by the





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Surviving Company to terminate any and all security interests of Willoughby in the assets of Avyx, the Surviving Company and the Subsidiaries securing Note 4 and any other obligations from Avyx and the Subsidiaries to Willoughby.

               2.2 Deposit With Paying Agent; Deposit With Escrow Agent. Avyx shall appoint Willoughby as the paying agent (the "Paying Agent"), who upon unanimous agreement of the Principal Shareholders may be one of the Avyx shareholders, for the purpose of disbursing the Closing Funds and the Adjustment Payment to the Avyx shareholders.

                    (a) At the Closing, immediately prior to the Effective Date, Acquisition shall deposit the Closing Funds with the Paying Agent, as agent for the Avyx shareholders, as provided in and subject to Section 2.1 hereof. Immediately upon such deposit, none of Manugistics, Acquisition or the Surviving Company shall have any further liability to the Avyx shareholders with respect to the Closing Funds. The Paying Agent shall disburse the Closing Funds as follows:

                         (i)  The Paying Agent shall pay to The Corum Group,
Ltd. ("Corum") the sum of $139,677.84, which amount, together with the amounts (if any) paid to Corum pursuant to the Paying Agent Agreement out of any Adjustment Payment or Escrow Funds actually paid to the Paying Agent under the terms hereof, shall be in full satisfaction of any claim which Corum may have for a brokerage fee or other commission in respect of the execution of





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this Agreement or the consummation of the transactions contemplated hereby;

                         (ii) The Paying Agent shall pay retention bonuses to
the employees listed on Schedule 2.2(a)(ii) annexed hereto in the amounts indicated thereon;

                        (iii) The Paying Agent shall pay to the law firm of Blanc Williams Johnston & Kronstadt and the law firm of Andrew N. Bernstein, P.C., counsel to Avyx in connection with this Agreement, the sum of $60,000.00 and $13,575.00, respectively; and

                        (iv) The balance of the Closing Funds remaining after the disbursements set forth in subsections (i), (ii) and (iii) above shall be disbursed to the Avyx shareholders pro rata.

                    (b) At the Closing, immediately prior to the Effective Date, Acquisition shall deposit the Escrow Funds with the Escrow Agent, as provided in and subject to Section 2.1 hereof. Immediately upon such deposit, none of Manugistics, Acquisition or the Surviving Company shall have any further liability to the Avyx shareholders with respect to the Escrow Funds, except for obligations, if any, of Manugistics, Acquisition or the Surviving Company pursuant to the Escrow Agreement.

                    (c) On the Adjustment Date, Manugistics shall deposit the Adjustment Payment with the Paying Agent, as agent for the Avyx shareholders, as provided in and subject to Section 2.1 hereof. Immediately upon such deposit, none of Manugistics, Acquisition or the Surviving Company shall have any further





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liability to the Avyx shareholders with respect to the Adjustment Payment.

               2.3 Investment of Funds. The Closing Funds and the Adjustment Payment deposited with the Paying Agent shall be held in an interest-bearing checking account at a national bank or a bank having capital and surplus of at least $50,000,000. All interest earned or accrued on such account shall be distributed by the Paying Agent to the Avyx shareholders, and the Surviving Company shall not have any rights thereto or interest therein and none of Manugistics, Acquisition or the Surviving Company shall have any liability with respect thereto. The Escrow Funds shall be held by the Escrow Agent pursuant to the terms of the Escrow Agreement and all principal and interest earned or accrued on such Escrow Funds shall be distributed by the Escrow Agent in accordance with the terms of the Escrow Agreement.

               2.4 Surrender of Certificates and Disbursement. Upon the surrender of Certificates to the Paying Agent and Paying Agent's surrender of such certificates to Acquisition, the holder of such Certificates shall be entitled to receive in exchange therefor the Share Price payable with respect to each share of Effective Date Avyx Common Stock represented thereby less the sum of such shareholder's pro rata share of the following: (i) the Escrow Funds held by the Escrow Agent; (ii) the Balance Sheet Adjustment Funds; and (iii) the amount which the Paying Agent will disburse from the Closing Funds pursuant to Sections 2.2(a)(i), (ii), and (iii) hereof (the "Share Price Adjustments"). (The Share





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Price less the Share Price Adjustments being the "Closing Share Price")  Upon such surrender, the Paying Agent will promptly pay the Closing Share Price payable to such holder, less such holder's share, as determined in any agreement between the Paying Agent and the Avyx shareholders (the "Paying Agent Agreement"), of all fees and expenses incurred by or for the benefit of the Avyx shareholders in connection with the transactions contemplated by this Agreement and such other amounts as may be provided in the Paying Agent Agreement.

               2.5 Transferred Certificates. If the Closing Share Price is to be delivered to a person other than the person in whose name the Certificates surrendered in exchange therefor are registered, it shall be a condition to the payment of the Closing Share Price to such person that the Certificates so surrendered shall be properly endorsed or accompanied by appropriate stock transfer powers and any other required documents and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to the Paying Agent any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of the Paying Agent that such taxes have been paid or are not required to be paid.

               2.6 Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the delivery to the Paying Agent of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, which the Paying Agent shall furnish to Acquisition, the





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Paying Agent will pay the Closing Share Price to such person; provided, however, that as a condition to such payment the Paying Agent may in his discretion require the owner of such lost or destroyed Certificate to give the Paying Agent a bond in such sum as he may reasonably direct as indemnity against any claim that may be made with respect to the Certificate alleged to have been lost, stolen or destroyed.

               2.7  Post-Closing Adjustments and Claims.

                    (a) Adjustment Payment. Financial statements as of April 30, 1996 (the "April 30 Financial Statements") prepared at the expense of Avyx by Heidi M. O'Neil were delivered to Manugistics, Avyx, the Paying Agent and each of the Principal Shareholders on May 20, 1996. The April 30 Financial Statements were prepared in accordance with GAAP (except as set forth in Schedule 2.7) and included the balance sheet, income statement, statement of cash flows, and statement of retained earnings, with detailed schedules supporting the composition of each of the balances for each line item of assets and liabilities, and reflected sufficient information for Manugistics to determine the nature, amount and contact person (including name, address, and telephone number) associated with each asset and liability reflected in the detailed schedules, and were otherwise prepared in accordance with Schedule 2.7 annexed hereto and the provisions of this Section 2.7(a). Any necessary disclosures to the April 30 Financial Statements, required under GAAP, to adequately and reasonably convey to the reader an understanding of Avyx's





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financial condition since its last annual audited financial statements were also provided. Manugistics shall have (60) days after its receipt of the April 30 Financial Statements to review and either approve or disapprove such April 30 Financial Statements. If Manugistics does not deliver written notice of disapproval to the Paying Agent within such sixty (60) day period, stating with specificity Manugistics' reasons for disapproval and its proposed value of the Adjustment Payment, Manugistics shall be conclusively deemed to have approved such April 30 Financial Statements. For purposes of this Agreement, the "Adjustment Date" shall mean (i) if Manugistics either approves or is deemed to approve the April 30 Financial Statements, the date upon which the aforesaid sixty (60) day period expires, or (ii) if Manugistics disapproves the April 30 Financial Statements, the date of the final decision of the Accounting Firm (as defined below). Immediately following notice of disapproval of the April 30 Financial Statements, Manugistics and the Principal Shareholders shall commence negotiations regarding the correct amount of the Adjustment Payment. If agreement is not reached within ten (10) days following the notice of disapproval, and if the negotiation period is not otherwise extended by mutual agreement of the parties, then Manugistics shall select a "Big 6" accounting firm other than [Deloitte] (the "Accounting Firm") to review the April 30 Financial Statements and determine the value for the Adjustment Payment consistent with GAAP, and who shall be instructed to make its determination within sixty (60) days of selection. The party





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whose estimate of the Adjustment Payment is farthest from the amount determined by the Accounting Firm to be correct shall be responsible for the costs and expenses of the Accounting Firm and the reasonable expenses of the other party in connection with the dispute. All parties to this Agreement hereby expressly agree that the decision of the Accounting Firm shall be final and binding. Notwithstanding anything contained herein to the contrary, Manugistics shall not be required to accept any April 30 Financial Statements unless such statements are accompanied by a certification from the Principal Shareholders substantially in the form of Exhibit F annexed hereto and containing representations and warranties with respect to such April 30 Financial Statements identical to those contained in Sections 4.6(b), 4.27, 4.28 and 4.29 hereof. The April 30 Financial Statements will not contain or reflect any incremental increases in the value of intangible assets (as reasonably defined under GAAP) from the unaudited balance sheet as of January 31, 1996 delivered to Acquisition and Manugistics. If the net asset value (total assets less the sum of all liabilities, including, but not limited to, reserves for contingent liabilities) as set forth on the April 30 Financial Statements (the "April 30 Net Asset Value") is less than Eighteen Thousand Dollars ($18,000.00) (the "Minimum Net Asset Value"), the difference between the Minimum Net Asset Value and the April 30 Net Asset Value (the "Balance Sheet Adjustment") shall be deducted from the Balance Sheet Adjustment Funds and retained by Manugistics; provided, however, that if the Balance Sheet Adjustment is less





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than Twenty-Five Thousand Dollars ($25,000.00) (the "Balance Sheet Adjustment
Trigger"), then no deduction shall be made. If the Balance Sheet Adjustment is equal to or greater than the Balance Sheet Adjustment Trigger, then the entire Balance Sheet Adjustment shall be deducted without reference to any Balance Sheet Adjustment Trigger. The Balance Sheet Adjustment shall also cause a corresponding reduction to the Purchase Price as set forth in Section 2.1 hereof. If the amount of the Balance Sheet Adjustment exceeds the amount of the Balance Sheet Adjustment Funds, then Manugistics shall be permitted to claim the difference from the Escrow Funds. Under no circumstances will Manugistics or Acquisition be obligated to make payments to the Avyx shareholders for any variance in the April 30 Net Asset Value. For purposes of setting the Minimum Net Asset Value, it is agreed that the April 30 Financial Statements shall reflect a $200,000 liability to Maidenform, Inc. ("Maidenform") with respect to the claims being released pursuant to Section
9.18 hereof.

                    (b) Escrow Funds. The Escrow Funds shall be held pursuant to the terms of the Escrow Agreement as security for any claims for indemnification brought by Manugistics, Acquisition or the Surviving Company for the nonfulfillment of any representation, warranty, covenant or agreement on the part of Avyx, the Principal Shareholders, and the Avyx shareholders contained in this Agreement and in the Shareholders Agreement. Notwithstanding anything contained herein to the contrary, it is





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understood and acknowledged that such rights of indemnification are not limited to the Escrow Funds.

                    (c) Accounts Receivable Collections. Avyx and the Principal Shareholders covenant and agree that the accounts receivable set forth on Schedule 4.27 annexed hereto are collectible within the later to occur of (i) ninety (90) days of the invoice date, and (ii) thirty (30) days of Closing. In the event that any account receivable on Schedule 4.27 is not collected within the later to occur of (i) ninety (90) days of the invoice date, and (ii) thirty (30) days from Closing (a "Stale Receivable"), upon notice to the Escrow Agent by Manugistics, the Surviving Company shall, subject to the terms, conditions and procedures of the Escrow Agreement, receive an immediate payment from the Escrow Funds in an amount equal to the value of the account as set forth on Schedule 4.27. After receipt of payment from the Escrow Funds for a Stale Receivable, the Surviving Company shall immediately assign such Stale Receivable to the Paying Agent, acting as agent for the Avyx shareholders, who shall attempt to collect such Stale Receivable; provided, however, that Avyx and the Principal Shareholders represent and agree that the Paying Agent shall use reasonable and professional efforts to collect upon such Stale Receivable without damaging the customer relations of Manugistics or the Surviving Company.

                    (d) Settlement of Account for Factoring Agreement. Avyx and the Principal Shareholders covenant and agree that the amount owed to Trust Company Bank as a settlement of





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account following the termination pursuant to Section 9.14 hereof of the
Factoring Agreement between Avyx and Trust Company Bank (presently known as SunTrust Bank, Atlanta) dated July 18, 1995 (the "Factoring Agreement") between Avyx and Trust Company Bank shall not exceed $205,529.48. With respect to any liability to Trust Company Bank pursuant to the Factoring Agreement in excess of $205,529.48 (such excess amount being referred to herein as the "Excess Liability"), (i) if the Adjustment Payment has not yet been paid to the Paying Agent, the Excess Liability shall retained by Manugistics and deducted from the Balance Sheet Adjustment Funds, or (ii) if the Adjustment Payment has been paid to the Paying Agent, upon notice to the Escrow Agent by the Surviving Company, the Surviving Company shall receive an immediate payment from the Escrow Funds in an amount equal to the Excess Liability, subject to the terms, conditions and procedures of the Escrow Agreement. Any Excess Liability which is paid to the Surviving Company from the Adjustment Payment or the Escrow Funds shall not be paid again pursuant to Section 11 of this Agreement; provided, however, that nothing contained in this Section 2.7(d) shall limit or otherwise restrict the ability of Manugistics, Acquisition or the Surviving Company to exercise any and all rights of indemnification with respect to obligations, or any part of any obligation, for which the Adjustment Payment or the Escrow Funds are insufficient or unavailable because already disbursed.

                    (e) Notwithstanding anything in this Agreement to the contrary, any losses, payments, expenses, damages or





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liabilities of Manugistics, Acquisition or the Surviving Company  resulting from or attributable to the failure of the Surviving Company and Manugistics to support and continue the development of Advanced Scheduled Environment ("ASE") which does not otherwise constitute a breach of a representation, warranty, or covenant pursuant to this Agreement shall be the sole burden of the Surviving Company, and the amount thereof shall not be (i) recoverable by Manugistics, Acquisition or the Surviving Company from the Escrow Funds or the Balance Sheet Adjustment Funds, or (ii) subject to indemnification hereunder from any of the Avyx shareholders. Nothing stated herein shall give rise to any affirmative obligation on the part of Manugistics, Acquisition or the Surviving Company to support and continue the development of ASE.

               2.8 Assignment of University of Maryland Contract. The Surviving Company shall assign or otherwise assist in the transfer of all of its rights and obligations under that certain subcontract between Avyx and the University of Maryland identified as Agreement No. Z623801 (the "University of Maryland Contract") to The Kendall Group, Inc., a Colorado corporation owned one hundred percent by Willoughby and Gardner. Willoughby and Gardner warrant and agree that The Kendall Group shall accept such assignment or transfer. The Surviving Company, Acquisition, and Manugistics hereby consent to such assignment or transfer and agree to take any and all necessary or appropriate further actions after the date of Closing to facilitate such assignment or transfer.





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          3.   Approval by Stockholders, Amendment, Termination

               3.1 Approval by Stockholders. This Agreement has been approved by all necessary action on the part of the shareholders of Avyx pursuant to the Shareholders Agreement and the Shareholder's Unanimous Written Consents and by the shareholder of Acquisition. Avyx, Acquisition, and Manugistics each agree to execute and deliver such further documents and instruments and to do such other acts and things as may be required to complete all requisite corporate action in connection with the transactions contemplated by this Agreement.

               3.2 Amendment. This Agreement may be amended by the parties hereto following the approval hereof by the Shareholders of Avyx.

               3.3 Termination. This Agreement may be terminated, notwithstanding the approval by the Shareholders of Avyx and/or Acquisition, as provided in Section 18 hereof.

          4. Representations and Warranties of Avyx and the Principal Shareholders. Avyx and the Principal Shareholders, jointly and severally, represent and warrant to Acquisition and Manugistics as follows:

               4.1 Organization. Avyx is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority and all necessary licenses and permits to carry on its business as it has been and is now being conducted and to own or lease and to operate the properties used in connection





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therewith, except where the failure to have such licenses and permits, individually or in the aggregate, would not have a material adverse effect on its financial condition, business, assets or operations in excess of $5,000.00 (a "Material Adverse Effect"). Avyx is duly qualified or licensed and in good standing to do business in the jurisdictions set forth on Schedule 4.1 hereto, which constitutes each jurisdiction where the conduct of its business or the ownership, leasing or operation of its properties requires such qualification or licensing, except where the failure to be so duly qualified or licensed and in good standing, individually or in the aggregate, would not have a Material Adverse Effect.

               4.2  Capitalization; Options and Other Rights.

                    (a) The total authorized capital stock of Avyx consists of:

                         (i)  Six Million Five Hundred Thousand (6,500,000)
shares of common stock, no par value, of which, at the date hereof, One Million Two Hundred Twenty Three Thousand Eight Hundred Thirty-Eight (1,223,838) shares are issued and outstanding (the "Avyx Common Stock") and are held by those shareholders listed on Schedule 4.2 hereto in such amounts as are set forth on such schedule, One Hundred Forty Thousand One Hundred and Two (140,102) shares of common stock are reserved for issuance upon exercise of options (prior to the cancellation of options contemplated hereunder), no shares are held as treasury shares by Avyx, and the





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
remaining Five Million One Hundred Thirty Six Thousand and Sixty (5,136,060) shares are not otherwise issued and outstanding; and

                         (ii) One Million (1,000,000) shares of preferred
stock, $.10 par value, of which at the date hereof, none are issued and outstanding (the "Avyx Preferred Shares") and are held by those shareholders listed on Schedule 4.2 hereof in such amounts as are set forth on such schedule, no shares of preferred stock are reserved for issuance upon exercise of options, none are held as treasury shares by Avyx, and One Million (1,000,000) shares are not issued and outstanding.

          Except as set forth on Schedule 4.2 hereof, all of the Avyx Common Stock and Avyx Preferred Shares have been duly and validly authorized and issued and are fully paid and nonassessable; none have been issued in violation of the preemptive rights of any shareholder of Avyx; all were issued in compliance with all applicable Federal and state securities laws and regulations, and are owned free and clear of any liens.

                    (b) Except as set forth in Schedule 4.2, there are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever granting to any person or entity any interest in or the right to purchase or otherwise acquire from Avyx at any time, or upon the happening of any stated event, any securities of Avyx, whether or not presently issued or outstanding, nor are there any outstanding securities of Avyx or any other entity which are convertible into or exchangeable for shares or other securities of

Avyx, nor are there any agreements, subscriptions, options, warrants, calls, commitments or rights of any kind whatsoever granting to any person or entity any interest in or the right to purchase or otherwise acquire from Avyx or any other entity any securities so convertible or exchangeable, nor are there any proxies, agreements or understandings with respect to the voting of the shares of Avyx other than those set forth in the Shareholders Agreement. The number of issued and outstanding shares of Avyx Common Stock and Avyx Preferred Stock will be the same on the Effective Date as the date hereof.

               4.3  Authorization: Freedom to Contract.

                    (a) The execution and delivery by Avyx and Scott of this Agreement, and the performance by each of them of their obligations hereunder, has been duly authorized by all necessary corporate (directors and shareholders) actions.

                    (b) The execution and delivery of this Agreement by Avyx and Scott does not, and the performance by Avyx and Scott of their obligations hereunder will not, (i) violate or conflict with any provision of the Certificates or Articles of Incorporation or By-Laws of Avyx and Scott, or any amendments thereto or restatements thereof, (ii) violate any of the terms, conditions or provisions of any law, rule, regulation, order, writ, injunction, judgment or decree of any court, governmental authority, or regulatory agency, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, indenture, debenture, security agreement, trust agreement, lien, mortgage, lease, agreement, license, franchise, permit, guaranty, joint venture agreement, or other agreement, instrument or obligation, oral or written, to which Avyx or Scott is a party (whether as an original party or as an assignee or successor) or by which any of its properties is bound, except for violations, breaches or defaults which, individually or in the aggregate, will not have a Material Adverse Effect. No governmental authorization, approval, order, license, franchise, consent or permit (collectively, "Permits"), and no registration, declaration or filing with any court, governmental department, commission, authority, board, bureau, agency or other instrumentality (collectively, "Filings"), is required in connection with the execution, delivery and performance of this Agreement by Avyx and Scott and the consummation of the transactions contemplated hereby, except the filing of the Certificate of Merger and Articles of Merger.

               4.4  Subsidiaries and Affiliates.

                    (a) Annexed hereto as Schedule 4.4 is a correct and complete list setting forth (i) the name and jurisdiction of incorporation of each corporation (individually, a "Subsidiary," and collectively, the "Subsidiaries") of which Avyx owns, directly or indirectly, capital stock, other than securities constituting not more than five percent (5%) of an issuer's issued and outstanding voting capital stock and carried as marketable securities on Avyx's balance sheet in accordance with generally accepted accounting principles ("Marketable Securities"), (ii) the total number of shares of each class of capital stock of each Subsidiary authorized, the number of such shares outstanding and the number of such shares owned by Avyx or any of the Subsidiaries (indicating the name of the owner), and (iii) a complete list of the directors and officers of Avyx and each Subsidiary. All of the issued and outstanding shares of each Subsidiary have been duly and validly authorized and issued and are fully paid, nonassessable and free of preemptive rights. No shares of any Subsidiary have been issued in violation of the preemptive rights of any shareholder of such Subsidiary. The shares of each Subsidiary were issued in compliance with all applicable Federal, state and foreign securities laws and regulations, and are owned as set forth in Schedule 4.4, free and clear of any and all liens, security interests, charges, claims, pledges or other encumbrances ("Liens").

                    (b) There are no existing agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever granting to any person or entity any interest in the right to purchase or otherwise acquire from Avyx or any Subsidiary, at any time, or upon the happening of any stated event, any shares of any Subsidiary, whether or not presently issued or outstanding, nor are there any outstanding securities of any Subsidiary or any other entity which are convertible into or exchangeable for shares or other securities of any Subsidiary, nor are there any agreements, subscriptions, options, warrants, calls, commitments, trusts (voting or otherwise), or rights of any kind whatsoever granting to any person or entity any interest in the right to purchase or otherwise acquire any Subsidiary or any other entity any securities so convertible or exchangeable, nor are there any proxies, agreements or understandings with respect to voting of the capital stock of any Subsidiary. Except for Avyx's ownership of the Subsidiaries as disclosed on Schedule 4.4 and as may be otherwise described in such schedule, and except for Marketable Securities, Avyx does not, directly or indirectly, have any ownership or other interest in, or control of, any person, corporation, partnership, joint venture, business association or other entity, nor is Avyx controlled by or under common control with, any person, corporation, partnership, joint venture, business association or other entity, other than the shareholders of Avyx set forth on Schedule 4.2 annexed hereto.

               4.5 Charter and Organizational Documents. Avyx has previously furnished to Manugistics or Acquisition true and complete copies of its Certificates or Articles of Incorporation and By-Laws.

               4.6  Financial Statements.

                    (a) Except as set forth in Schedule 4.6, Avyx has previously furnished to Manugistics or Acquisition true and complete copies of the following financial statements with respect to Avyx and the Subsidiaries (the "Financial Statements"):

                         (i)  audited consolidated balance sheets, statements
of operations, stockholders' equity, and cash flows for each of the years ended May 31, 1993, 1994, and 1995; and

                         (ii) an unaudited balance sheet, statement of
operations, and statement of cash flows for the period ended April 30, 1996, and all other items included in the April 30 Financial Statements as described in Section 2.7(a) hereof.

                    (b) Except as set forth on Schedule 4.6, the Financial Statements were prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of preceding accounting periods. The Financial Statements were prepared on the basis of the books and records of Avyx and its Subsidiaries, and fully and fairly present the financial position of Avyx and the Subsidiaries as of the dates thereof and the results of operations and changes in financial position of Avyx and the Subsidiaries for each of the periods then ended.

                    (c) At the Effective Date, there will be no restrictions on the availability of cash in banks and on hand of Avyx and the Subsidiaries except clearance of checks in the ordinary course of business.

                    (d) The accounts and other receivables as set forth on the Financial Statements, or arising since the date thereof, have or shall have arisen in the ordinary course of the business of Avyx and the Subsidiaries.

                    (e) Except as set forth on Schedule 4.6, the Financial Statements and the notes thereto correctly and completely set forth all liabilities of Avyx and the Subsidiaries required to be reflected under generally accepted accounting principles as of the date thereof (i) pursuant to all Plans (as that term is defined in Section 4.22, including all unfunded past service costs, (ii) pursuant to all bonus, incentive, compensation, insurance, deferred compensation, severance and other fringe benefit plans, contracts, agreements, arrangements and programs of any type, coverage or form, including, without limitation, any employee welfare benefit program as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and (iii) for vacation pay.

               4.7  Absence of Undisclosed Liabilities.  Except as disclosed on
Schedule 4.7, the Financial Statements, or in the notes to the Financial Statements, Avyx and the Subsidiaries do not have any known liabilities (whether absolute, accrued or contingent), which would be required (under generally accepted accounting principles consistently applied) to be set forth on a balance sheet or in the notes thereto, except (i) liabilities which are accrued or reserved against in the Financial Statements and in the notes thereto, and (ii) normally occurring liabilities incurred after the date of the Financial Statements in the ordinary course of business and consistent with past practice.

               4.8 Title to Properties. Avyx and the Subsidiaries have good and marketable title to all properties and assets reflected on the Financial Statements or acquired after the date thereof (except for properties and assets sold or otherwise disposed of in the ordinary course of business since the date of the Financial Statements) in fee simple absolute with respect to real property (except for leasehold interests or licenses, in which event the entity directly holding such leasehold interest or license has a valid leasehold interest or license), subject only to (i) statutory liens arising or incurred in the ordinary course of business with respect to which the underlying obligations are not delinquent, (ii) with respect to personal property, the rights of suppliers or customers of Avyx with respect to contracts entered into by Avyx in the ordinary course of business, (iii) liens reflected on the Financial Statements or notes thereto, (iv) liens set forth in Schedule 4.8 hereto, and (v) those dispositions of properties and assets not in the ordinary course of business since April 30, 1996 which are set forth on Schedule 4.8 hereto.

               4.9 Real Property. Schedule 4.9 lists all land, buildings and structures owned beneficially or of record by Avyx and the Subsidiaries. Also included on Schedule 4.9 are lists of all deeds, mortgages, surveys and title insurance policies relating to such real property in the possession of Avyx. Avyx has heretofore delivered to Manugistics or Acquisition copies of all written documents, instruments, deeds, mortgages, surveys, rights of-way, easements, permits and other documents or agreements relating to such real property listed on Schedule 4.9.

               4.10 Machinery and Equipment. Schedule 4.10 lists each item of machinery and equipment owned by Avyx as of April 30, 1996.

               4.11 Inventory. Schedule 4.11 contains a description of all classes of inventory owned by Avyx and the Subsidiaries as of April 30, 1996.

               4.12 Leases. Schedule 4.12 lists all outstanding leases or licenses pursuant to which Avyx or the Subsidiaries have (i) obtained the right to use or occupy any real or personal property under arrangements where the remaining obligation is more than $5,000, or (ii) granted to any other party the right to use any real or personal property described on Schedule 4.9,
Schedule 4.10 or Schedule 4.12 hereto. Avyx has heretofore delivered to Manugistics or Acquisition copies of all the written leases and licenses described on Schedule 4.12, together with all amendments thereto. Schedule
4.12 also sets forth the name, address, telephone number and contact person for each lease obligation and the due date for lease payments.

               4.13 Copyrights and Trademarks. Schedule 4.13 annexed hereto is a complete and correct list, together with a brief description (including, if applicable, date of application, filing or registration, as the case may be, and the registration or application number), of each patent, invention, material trade secret, copyright, trade name, trademark, brand name, service mark or design, or representation or expression of any thereof or registration or application therefor pertaining to the assets and the business of Avyx and the Subsidiaries ("Trade Rights"), whether or not registered in the name of, or applied for by, Avyx or the Subsidiaries, and in each case a brief description of the nature of such rights and interests. Avyx and the Subsidiaries are a licensor or a licensee in respect of the Trade Rights listed on Schedule 4.13 annexed hereto, paying or receiving royalty payments to or from third parties as indicated on
Schedule 4.13. Except as set forth on Schedule 4.13 annexed hereto, Avyx and the Subsidiaries own, or have the exclusive right to use, each of the Trade Rights necessary to conduct, or be used in, the business of Avyx and the Subsidiaries as now operated and there are no conflicts with, or infringements of, the rights of others in respect thereof or any unauthorized use or misappropriation of any thereof. Avyx has heretofore delivered to Manugistics or Acquisition true, correct and complete copies of all documents described on
Schedule 4.13. In addition, to the knowledge of Avyx, the Subsidiaries, and the Principal Shareholders, there are no claims or prior technologies or patents which would interfere with the Surviving Company obtaining a patent for the manufacturing scheduling process with improved modeling, scheduling and editing capabilities for solving finite capacity planning, which is a component to ASE. Notwithstanding anything contained herein to the contrary, Avyx and the Principal Shareholders are not representing or warranting that the manufacturing scheduling process with improved modeling, scheduling and editing capabilities for solving finite capacity planning, which is a component to ASE is in fact patentable.

               4.14 Contracts.  Except as otherwise indicated thereon, Schedule
4.14 lists each and every document not otherwise listed on any other Schedule, for the following:

                         (i)  written contract or commitment to which Avyx or
any Subsidiary is a party which creates an obligation on the part of Avyx in excess of $5,000;

                         (ii) written debt instrument, including, without
limitation, any loan agreements, promissory notes, security agreements or other evidences of indebtedness, where Avyx or any Subsidiary is a lender or borrower (Schedule 4.14 also sets forth the name, address, telephone number, and contact person with respect to each such obligation, the date payments are due, and any accrued and unpaid interest as of the date indicated);

                        (iii) written contract or commitment restricting Avyx or any Subsidiary from engaging in any line of business;

                         (iv) written contract or agreement to which Avyx or
any Subsidiary is a party (whether as an original party or an assignee or successor) for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person or entity;

                         (v)  written contract or commitment to which Avyx or
any Subsidiary is a party (whether as an original party or an assignee or successor) for any charitable contribution;

                         (vi) written loan agreement, security agreement, note,
debenture, or other contract or commitment (except for this Agreement) limiting or restraining Avyx or any Subsidiary from declaring, setting aside, authorizing or making payment of any dividend or any distribution, whether in cash or property;

                         (vii) written joint venture or partnership agreement
to which Avyx or any Subsidiary is a party (whether as an original party or as an assignee or successor);

                        (viii) written agreement or agreements to which Avyx or any Subsidiary is a party (whether as an original party or as an assignee or successor) with respect to any assignment, discounting or reduction of any receivables, other than normal trade discounts, of Avyx or any Subsidiary;

                          (ix) written distributorship, sales agency, sales
representative, brokerage marketing agreement, including without limitation, agreements with insurance companies;

                          (x)  existing agreements, options, commitments or
rights with, to or in any third party to acquire any assets or properties, real, personal or mixed, or any interest therein, of Avyx or any Subsidiary, having a value in excess of $5,000; and

                          (xi) a list of all clients of Avyx for the past three
years and all Subsidiaries.

          Avyx has heretofore delivered to Manugistics or Acquisition true, correct and complete copies of all documents described in Schedule 4.14. In making such representation and warranty, Avyx has relied on the receipt by Acquisition of the documents attached hereto as Schedule 4.14A, it being understood and acknowledged that neither Manugistics nor Acquisition is making any representations or warranties that any of such documents represent all of the documents described in Schedule 4.14 nor that any such documents constitute true and correct copies of any of the documents so described. To the knowledge of Avyx, there are no oral contracts or commitments of the types described in this Section 4.14 which create an obligation on the part of Avyx or any Subsidiaries in excess of $5,000. There are no contracts or commitments between Avyx or any Subsidiaries, on the one hand, and any person which controls, is controlled by or is under common control with Avyx, on the other, except as listed on Schedule 4.14 or agreements referred to in this Agreement.

               4.15 Absence of Default. Except as set forth in Schedule 4.15 annexed hereto: (a) neither Avyx nor any Subsidiaries has received notice that it has not complied with and performed all of its obligations required to be performed under all material contracts, agreements and leases to which it is a party (whether as an original party or as an assignee or successor) as of the date hereof, or that it is in default in any material respect under any contract, agreement, lease, undertaking, commitment or other obligation; and
(b) Avyx and the Subsidiaries have no knowledge that any party has failed to comply in any material respect with or perform all of its obligations required to be performed under any material contract, agreement or lease to which Avyx or any Subsidiary is a party (whether as an original party or as an assignee or successor) as of the date hereof.

               4.16 Insurance. Schedule 4.16 contains a description of all policies or binders of insurance insuring Avyx and any Subsidiary (including without limitation any errors and omissions insurance) or any directors and officers thereof or any of its properties or assets (specifying the insurer, the amount of the coverage, the type of insurance, the risks insured, the expiration date, the policy number, the premium and any agent or broker).
Schedule 4.16 also contains a description of all outstanding performance bonds in excess of $5,000 (for any single bond) which have been delivered to any person in connection with the business and operations of Avyx and the Subsidiaries.

               4.17 Distributions, Satisfactions, Obligations. Since April 30, 1996, neither Avyx nor any Subsidiaries has, except as and to the extent reflected or otherwise disclosed on Schedule 4.16 or any other schedule annexed hereto:

                          (i)  issued or redeemed any stock, bonds or other
corporate securities;

                          (ii) incurred any obligations or liabilities for
money borrowed; or

                         (iii) operated its business in any way other than in
the ordinary course, consistent with past practice.

               4.18 Capital Expenditures. Schedule 4.18 sets forth the current capital budget for Avyx and the Subsidiaries.

               4.19 Litigation.

                    (a) Except as set forth in Schedule 4.19 annexed hereto, as of the date hereof: (i) there are no actions, suits, arbitrations, legal or administrative proceedings or investigations pending or claims asserted under any of the insurance policies described in
Section 4.16 hereof against Avyx or any Subsidiary of which Avyx, any Subsidiary, or any of the Principal Shareholders has knowledge; and (ii) neither Avyx nor any of the Subsidiaries nor the assets, properties or business of any of them is subject to any judgment, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal.

                    (b) Except as set forth in Schedule 4.19, Avyx is not a party to any suit, action, arbitration or legal, administrative, governmental or other proceeding or investigation pending or, to the knowledge of Avyx or any of the Principal Shareholders, threatened which might have a material adverse effect or restrict the ability of Avyx to consummate the transactions contemplated by this Agreement or to perform its obligations thereunder.

                    (c) There is no judgment, order, injunction or decree of any court, governmental authority or regulatory agency to which Avyx is subject which might have a material adverse effect or restrict the ability of Avyx to consummate the transactions contemplated by this Agreement or to perform its obligations thereunder.

               4.20 Compliance with Law. Except as set forth in Schedule 4.20 annexed hereto, neither Avyx nor any Subsidiaries have received written notice that:

                    (a) Avyx or any Subsidiaries has not complied with, or is in violation of, any law, ordinance or governmental rule or regulation to which it or its business is subject; or

                    (b) Avyx, any Subsidiary, or any employee thereof, has failed to obtain any material license, permit, certificate or other governmental authorization or inspection necessary to the ownership or use of its assets and properties or to the conduct of its business.

               4.21 Tax Matters.

                    (a) Except as set forth in Schedule 4.21, Avyx and each of the Subsidiaries has filed or will file all required Federal, foreign, state, county, local, and other tax returns and reports including without limitation income tax, estimated tax, excise tax, sales and use tax, transfer tax, gross receipts tax, capital stock tax, franchise tax, employment, unemployment and payroll-related tax, and real or personal property tax returns and reports, whether or not measured in whole or in part by net income, within the prescribed period or any extension thereof for all periods through the Effective Date, except where the prescribed period (and any extension thereof) will not have expired by the Effective Date. Avyx and the Subsidiaries have paid, and with respect to the 1995 and current tax years will pay or will reserve and make appropriate provision in its Financial Statements for, all taxes shown to be due on such returns (or to be shown on returns due after Closing) and reports due or to become due pursuant to any written assessment, deficiency notice, 30-day letter or similar written notice actually received by Avyx for any period prior to the Effective Date, including interest and penalties with respect thereto, except as set forth on Schedule 4.21. There are no tax liens upon any property of Avyx or any of the Subsidiaries except for liens for current taxes not yet due. Except as set forth in Schedule 4.21, all amounts required to be withheld by Avyx and the Subsidiaries from its workers for income taxes, social security and other payroll taxes have been collected and withheld, and either paid to the respective governmental agencies, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books and records of the employer. For the purpose of this Agreement, unless otherwise expressly provided, the term "tax" shall include all Federal, foreign, state and local taxes or assessments, including any interest or penalties applicable thereto.

                    (b) The Federal income tax returns of Avyx and the Subsidiaries have either been audited by the Internal Revenue Service (the "IRS") or the period during which any assessments may be made has expired without waiver or extension, for all periods to and including the year ended May 31, 1992. Except as set forth on Schedule 4.21 hereto, all Federal income tax deficiencies asserted in writing as a result of such examinations have been paid or finally settled. Further, no written notice has been received by Avyx proposing the assessment of any Federal income tax liability against Avyx with respect to the periods which have not been audited by the IRS. There has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any taxes. Except as set forth in Schedule 4.21, none of the state or local income or franchise tax returns of Avyx or the Subsidiaries has been audited by any governmental agency within the past five (5) years.

                    (c) Except as set forth on Schedule 4.21, neither Avyx nor any of the Subsidiaries is a party to any pending examination or action by any governmental authority for assessment or collection of taxes, or party to any dispute or threatened dispute, and no such claim for assessment or collection of taxes has been made upon Avyx or any of the Subsidiaries.

                    (d) Neither Avyx nor any of the Subsidiaries has, with regard to any assets or property held, acquired or to be acquired, filed a consent to the application of Section 341(f)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

                    (e) Except as set forth on Schedule 4.21, Avyx and the Subsidiaries (i) have made all payments of estimated taxes required to be made;
(ii) have not taken any action that could have the effect of deferring any liability for taxes from any taxable period ending on or before the Closing to any taxable period ending thereafter; (iii) have no excess loss account with respect to any Subsidiary (within the meaning of Treas. Reg. Section 1.1502-19); (iv) will make no payment which will be or may be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code; and (v) have net operating loss carryovers available as reflected on its returns, which carryovers are not restricted and will not be restricted as of the Closing by Sections 382, 383 or 384 of the Code, except to the extent affected by this Agreement and the transactions evidenced hereby.

                    (f)  During the past ten (10) years, except as set forth on
Schedule 4.21, neither Avyx nor any of the Subsidiaries has agreed or has been requested in writing by IRS to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method.

                    (g) None of the Subsidiaries which are incorporated under the laws of a foreign country have been subject to tax as: a "foreign personal holding company" within the meaning of Section 552 of the Code; a "foreign investment company" within the meaning of Section 1246 of the Code; or a "passive foreign investment company" within the meaning of Section 1296 of the Code.

                    (h) Set forth on Schedule 4.21 is a correct and complete list of:

                         (i)  all Federal, foreign, state and local income and
franchise tax returns and reports filed individually or on a consolidated basis by Avyx and the Subsidiaries within the past five years, which returns are true, correct and complete; and

                         (ii) all currently effective agreements, consents,
elections and waivers filed or made with Federal, foreign, state or local taxing authorities relating to Avyx and the Subsidiaries, including any tax sharing agreement between Avyx and the Subsidiaries.

                    (i) All methods of accounting utilized by Avyx and the Subsidiaries together with the book/tax adjustments made by them in preparing their tax returns comply with the Code and associated regulations, and Avyx and the Subsidiaries have made all proper elections which support the methods of accounting utilized.

          Avyx has made available to Acquisition and Manugistics all Federal, foreign, state and local tax returns referred to on Schedule 4.21

               4.22 Employee Benefit Plans

                    (a) Schedule 4.22 lists all employee benefit (including multiemployer) plans, funds or programs (within the meaning of the Code or ERISA), whether or not they are or are intended to be (i) covered or qualified under the Code, ERISA or any other applicable law, (ii) funded or unfunded, or
(iii) generally available to all employees of Avyx, which are maintained and/or contributed to by Avyx ("Plan"). For purposes of this Section 4.22, references to Avyx shall include any corporation which is a member of a controlled group of corporations (as defined in section 414(b) of the Code) which includes Avyx; any trade or business (whether or not incorporated) which is under common control (as defined in section 414(c) of the Code) with Avyx; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in section 414(m) of the Code) which includes Avyx; and any other entity required to be aggregated with Avyx pursuant to regulations under section 414(o) of the Code.

                    (b) Avyx has delivered to Manugistics or Acquisition (i) copies of all Plan documents and other instruments relating to all Plans sponsored solely by Avyx or any Subsidiary ("Company Plans"), (ii) copies of the most recent financial statements with respect to such Plans, (iii) true and complete copies of all annual reports for such Plans prepared within the past three (3) years, and (iv) all filings with respect to such Plans submitted to and any correspondence received by Avyx or any Subsidiary from any government agency within the past 2 years with respect to such filings.

                    (c)  Each Plan which is intended to be qualified under
section 401(a) and exempt from tax under section 501(a) of the Code has been determined by the IRS to be so qualified and such determination remains in effect and has not been revoked. Neither Avyx nor any Subsidiary has taken or omitted to take any action since the date of any such determination which would adversely affect such qualification or exemption, or result in the imposition of excise taxes or tax on unrelated business income under the Code or ERISA.

                    (d) Except in the case of multiemployer plans, (i) no reportable event (as defined in section 4043 of ERISA or the regulations thereunder) for which the reporting requirements have not been fully waived, or accumulated funding deficiency (as defined in section 302 of ERISA) whether or not waived, or liability to the Pension Benefit Guaranty Corporation ("PBGC") under section 4062 of ERISA, nor any prohibited transaction (as defined in section 406 of ERISA or section 4975 of the Code), has occurred and/or exists with respect to any Plan; and (ii) each of the Plans and provisions thereof, the trusts created thereby, and the operation of the Plans is currently in compliance with and conform to applicable provisions of the Code (including but not limited to section 412), ERISA, other statutes, including, but not limited to the Consolidated Omnibus Budget Reconciliation Act of 1985, and governmental rules and regulations.

                    (e) There is no action, audit, suit or claim pending or, threatened in writing relating to any Plan, fiduciary of any such Plan or assets of any such Plan, before any court, tribunal or government agency.

                    (f) Avyx has delivered to Manugistics or Acquisition the most recent Plan audit reports, actuarial reports and annual reports for the Plans.

                    (g) Neither Avyx nor any Subsidiary has, with respect to any multiemployer plan, suffered or caused a complete withdrawal or partial withdrawal (as such terms are respectively defined in sections 4203 and 4205 of ERISA), except as set forth in Schedule 4.22.

                    (h) With respect to any Plan that is an employee welfare benefit plan within the meaning of Section 3(1) of ERISA (a "Welfare Plan"), neither Avyx nor any Subsidiary has any knowledge or received written notice that (i) any such Welfare Plan the contributions to which are claimed as a deduction under any provision of the Code is not currently in compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund within the meaning of section 419 of the Code that comprises part of a Welfare Plan, there is no disqualified benefit within the meaning of section 4976(b) of the Code that would subject Avyx to a tax under section 4976(a) of the Code, or (iii) with respect to any group health plan, there is no failure to meet the requirements of Section 4980(B)(f) of the Code that would subject Avyx to the tax under Section 4980(B)(b), or with respect to years beginning before January 1, 1989, any such Plan that was a group health plan within the meaning of section 162(i)(3) of the Code as of that date did not meet all of the then requirements of section 162(k) of the Code.

                    (i) Avyx and the Subsidiaries have complied with all reporting and disclosure requirements under any applicable statutes and governmental rules and regulations with respect to all Plans and assets of Plans.

               4.23 Employees

                    (a) Annexed hereto as Schedule 4.23 and Schedule 2.2(a)(ii) is a list of the names, titles and current annual salary rates of and bonuses paid or payable to all present non-union officers and employees and union employees, if any, of Avyx and the Subsidiaries ("Employees").

                    (b)  Except as set forth in Schedule 4.14, Schedule 4.22,
Schedule 4.23, or Schedule 4.24, neither Avyx nor any of the Subsidiaries has any employment agreement with, maintains any Plans or has any obligations for any employee benefits or bonuses with respect to, any Employees. Neither Avyx nor any of the Subsidiaries has received a written notice of default with respect to any such agreements.

                    (c) Except as set forth on Schedule 4.23, neither Avyx nor any of the Subsidiaries has any existing obligations for bonuses or deferred compensation to Employees.

               4.24 Labor Agreements. Annexed hereto as Schedule 4.24 is a list of all labor and collective bargaining agreements to which Avyx and any Subsidiary is a party or by which it is bound. Avyx has made available to Acquisition copies of all such agreements, contracts and plans. Neither Avyx nor any Subsidiary has received a written notice of default with regard to any of such agreements.

               4.25 Environmental Laws.

                    (a) Avyx and the Subsidiaries have obtained all permits, licenses and other authorizations which are required with respect to the operation of its business under Federal, state, and local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial toxic or hazardous substances or wastes (the "Environmental Laws"), except any permits, licenses and other authorizations the absence of which would not, individually or in the aggregate, have a material adverse effect on its business or operations.

                    (b) Neither Avyx nor any of its Subsidiaries has received written notice that it is not in compliance with any other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

                    (c) Other than the items listed in Schedule 4.25, there is no civil, criminal or administrative action, suit, demand, claim, hearing notice or demand letter pending against Avyx of which it has received written notice, relating in any way to the Environmental Laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

               4.26 Bank Accounts, Letters of Credit and Powers of Attorney.
Schedule 4.26 lists (a) all bank accounts, lock boxes and safe deposit boxes relating to the business and operations of Avyx and the Subsidiaries (Schedule
4.26 also sets forth, opposite the identification of each such account or box by its account or box number, the name, address, telephone number, and contact person for the Bank or other institution where such account or box is located, the account balance or description of the box contents, and the name of each authorized signatory thereto), (b) all outstanding letters of credit issued by financial institutions for the account of Avyx and the Subsidiaries (setting forth, in each case, the name, address, telephone number, and contact person for each financial institution issuing such letter of credit, the maximum amount available under such letter, the terms (including the expiration date) of such letter of credit and the party or parties in whose favor such letter of credit was issued), and (c) the name, address, and telephone number of each person who has a power of attorney to act on behalf of Avyx and the Subsidiaries. Avyx has heretofore delivered to Manugistics or Acquisition true, correct and complete copies of each letter of credit and each power of attorney described on Schedule 4.26.

               4.27 Accounts and Notes Receivable.  Annexed hereto as Schedule
4.27 is a true and correct list, as of April 30, 1996, setting forth, by customer or obligor (Schedule 4.27 also sets forth, opposite the name of each customer or obligor, the address, telephone number, and contact person for such customer or obligor), an aging of the accounts and notes receivable of Avyx and the Subsidiaries in categories of less than 30 days due, 30 to 59 days due, 60 to 89 days due and 90 days or greater due. Written agreements exist to support the right to payment for all receivables on Schedule 4.27 and reserves are adequate to support the net realizable value of these receivables as set forth on the Financial Statements. Schedule 4.27 also includes a true and correct list of all factored accounts receivable under the Factoring Agreement.

               4.28 Accounts Payable, Outstanding Obligations, and Liabilities. Annexed hereto as Schedule 4.28 is a true and correct list, as of April 30, 1996, of all of the accounts payable, outstanding obligations and other liabilities of Avyx and the Subsidiaries, setting forth, by vendor or payee (Schedule 4.28 also sets forth, opposite the name of each vendor or payee, the address, telephone number, and contact person for such vendor), an aging of the accounts payable, outstanding obligations and other liabilities of Avyx and the Subsidiaries in categories of less than 30 days due, 30 to 59 days due, 60 to 89 days due and 90 days or greater due.

               4.29  Customers, Suppliers, Licensees and Consulting Agreements.
Schedule 4.29 annexed hereto is a complete and correct list of the names, addresses, telephone numbers, and contacts of (a) all customers of Avyx and the Subsidiaries during the last three years, (b) the ten (10) largest suppliers of Avyx and the Subsidiaries during the current fiscal year, (c) all licensees of Avyx and the Subsidiaries during the last three years, and (d) all persons for whom Avyx and the Subsidiaries have performed consulting services during the last three years. Schedule 4.29 includes the total sales to, purchases by, or fees paid by each customer, licensee or party to a consulting arrangement, the total purchases by Avyx and the Subsidiaries from each supplier, and the salesperson assigned to each such customer, licensee, party to a consulting arrangement, and supplier. Except as set forth on Schedule 4.29, no supplier, customer, licensee, or party to a consulting arrangement with Avyx or the Subsidiaries during the last three years has advised Avyx or the Subsidiaries, formally or informally, that it intends to terminate, discontinue or substantially modify or reduce its business with Avyx or the Subsidiaries
(i) by reason of the transactions contemplated by this Agreement or (ii) otherwise. Except as set forth on Schedule 4.29, neither Avyx nor the Subsidiaries have any obligation or made any undertaking to perform work for customers, licensees, or parties to consulting arrangements other than on a billable basis.

               4.30 Knowledge of and Notices to Avyx. Wherever any representation or warranty of Avyx or the Principal Shareholders in this Agreement is qualified by reference to "knowledge," it shall mean that none of the officers of Avyx listed on Schedule 4.30 hereof or the Principal Shareholders has actual knowledge of the matters referred to in such representation or warranty after making due inquiry. Wherever any representation or warranty of Avyx in this Agreement is qualified by reference to the receipt of written notice or written claims, it shall mean that none of such officers has knowledge that such written notice or written claims have actually been received.

          5.   Representations and Warranties of Acquisition and Manugistics.

               5.1 Organization. Each of Acquisition and Manugistics is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

               5.2  Authorization: Freedom to Contract.

                    (a) The execution and delivery by Acquisition and Manugistics of this Agreement, and the performance by each of them of its respective obligations hereunder, has been duly authorized by all necessary corporate actions.

                    (b) The execution and delivery of this Agreement by Acquisition and Manugistics does not, and the performance by each of Acquisition and Manugistics of its respective obligations hereunder will not,
(i) violate or conflict with any provision of its Certificates or Articles of Incorporation or By-Laws thereof, or any amendments thereto or restatements thereof, or (ii) violate any of the terms, conditions or provisions of any law, rule, regulation, order, writ, injunction, judgment or decree of any court, governmental authority, or regulatory agency, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, indenture, debenture, security agreement, trust agreement, lien, mortgage, lease, agreement, license, franchise, permit, guaranty, joint venture agreement, or other agreement, instrument or obligation, oral or written, to which Acquisition or Manugistics is a party (whether as an original party or as an assignee or successor) or by which any of their properties is bound. No

Permits and no Filings are required in connection with the execution, delivery and performance of this Agreement by Acquisition and Manugistics and the consummation of the transactions contemplated hereby, except (i) the filing by Acquisition of the Certificate of Merger and the Articles of Merger, and (ii) any filings required to be made with the Securities and Exchange Commission.

               5.3  Litigation.

                    (a) Acquisition and Manugistics are not parties to any suit, action, arbitration or legal, administrative, governmental or other proceeding or investigation pending or, to the knowledge of either of them, threatened which might have a material adverse effect or restrict their ability to consummate the transactions contemplated by this Agreement or to perform their obligations thereunder.

                    (b) There is no judgment, order, injunction or decree of any court, governmental authority or regulatory agency to which Acquisition or Manugistics is subject which might have a material adverse effect on or restrict their ability to consummate the transactions contemplated by this Agreement or to perform their obligations thereunder.

          6.   Due Diligence of Acquisition and Manugistics.

               6.1 Access. From and after the date hereof until the Closing, Avyx shall afford and, with respect to clause (ii) below, shall use its best efforts to cause its independent certified public accountants to afford, (i) to the officers, independent certified public accountants, counsel and other representatives of Acquisition and Manugistics, free and full access at all reasonable times to the properties, books and records (including tax returns filed and those in preparation) of Avyx and the right to consult with the officers, employees, accountants, counsel and other representatives of Avyx in order that Acquisition and Manugistics may have full opportunity to make such investigations as they shall reasonably desire to make of the operations, properties, business, financial condition and prospects of Avyx; (ii) to the independent certified public accountants of Acquisition and Manugistics, free and full access at all reasonable times to the work papers and other records of the accountants relating to Avyx, and (iii) to Acquisition and Manugistics and their representatives, such additional financial and operating data and other information as to the properties, operations, business, financial condition and prospects of Avyx as Acquisition and Manugistics shall from time to time reasonably require.

               6.2 Confidentiality. From and after the date hereof until the Closing, Acquisition and Manugistics agree that all data and information furnished by Avyx to Acquisition and Manugistics in connection with their due diligence shall be maintained on a confidential basis and shall not be disclosed to any third parties not employed by Acquisition and Manugistics, other than their attorneys, accountants and financial advisors; provided, however, that nothing in this Section 6.2 shall be construed to prevent Acquisition or Manugistics from contacting the customers of Avyx set forth on
Schedule 6.2 annexed hereto.

          7.   Conduct Pending Closing.

               7.1 Conduct of Business Pending Closing. From the date hereof until the Closing Date, Avyx will, and will cause each of its Subsidiaries to:

                    (a)  maintain its existence in good standing;

                    (b) use all reasonable commercial efforts to maintain the general character of its business and properties and conduct its business in the ordinary and usual manner consistent with past practices, except as expressly permitted by this Agreement and except as set forth on Schedule 7.2 hereto;

                    (c) use all reasonable commercial efforts to maintain business and accounting records consistent with past practices; and

                    (d) use all reasonable commercial efforts to preserve its business intact, to keep available to Avyx and the Subsidiaries the services of the present officers and employees, and to preserve the goodwill of the customers and others having business relations with Avyx and the Subsidiaries.

               7.2 Prohibited Actions Pending Closing. Unless otherwise provided for herein or approved by the other in writing, from the date hereof until the Closing Date, Avyx shall not, and will cause each of the Subsidiaries not to:

                         (i) amend or otherwise change its Certificate or
Articles of Incorporation or By-Laws;

                         (ii) issue or sell or authorize for issuance or sale,
or grant any options or make other agreements with respect to, any share of its capital stock or any other of its securities;

                         (iii) authorize or incur any additional debt for money
borrowed;

                         (iv) mortgage, pledge or subject to lien or other
encumbrance any of its properties or agree to do so except for (A) liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet due and payable, (B) pledges or deposits made in the ordinary course of business, (C) liens of mechanics, materialmen, warehousemen, carriers, or other like liens securing obligations incurred in the ordinary course of business that are not yet due and payable, or (D) similar liens and encumbrances which are incurred in the ordinary course of business and which do not in the aggregate materially detract from the value of such properties or materially impair the use thereof in the operation of its business;

                         (v) increase or agree to increase the compensation of
any of its officers, directors or employees;

                         (vi) establish or adopt any Plan; modify, amend,
restate, terminate or revise any Plan, or take any action to deplete any asset of any Plan, except as required by law;

                         (vii)  make any tax election or change any accounting
methods which election or method would have an effect upon taxes after Closing;

                         (viii) assume, guarantee or otherwise become
responsible for the obligations of any other party or agree to so do;

                         (ix) enter into or agree to enter into any contract,
if any such contract shall obligate Avyx or any Subsidiary to make payments, or enter into or agree to enter into any employment agreement or collective bargaining agreement, except (A) as set forth on Schedule 7.2, or (B) except with the prior written consent of Acquisition and Manugistics;

                         (x)  except as otherwise expressly provided herein,
pay any fees of attorneys, accountants, consultants, finders or investment bankers or other expenses in connection with the transactions contemplated by this Agreement;

                         (xi) license, sell or assign any rights or interests
in any of the trademarks, trade names, service marks, patents, or copyrights listed on Schedule 4.13 or with respect to the manufacturing scheduling process which is a component to ASE;

                         (xii)  incur any additional account payable
obligations not set forth on Schedule 4.28 annexed hereto between the date of this Agreement and Closing except with the express written consent of Acquisition and Manugistics; or

                         (xiii)  fail to pay in its ordinary course of business
any obligations that become due between the date of this Agreement and Closing.

               7.3 Dividends and Distributions. From the date hereof until the Closing Date, neither Avyx nor any Subsidiary shall declare, set aside, make and pay its shareholders any kind of dividends or distributions in respect of its capital stock.

          8. Conditions Precedent to Obligations of Avyx. All obligations of Avyx under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent (any of which may be waived in writing in whole or in part by Avyx).

               8.1 Representations and Warranties True as of Closing Date. The representations and warranties of Acquisition and Manugistics contained in
Section 5 of this Agreement shall be true on and as of the date hereof and shall be true on and as of the Closing Date with the same effect as though such representations and warranties were made on and as of the Closing Date, except for changes permitted by this Agreement.

               8.2 Compliance with this Agreement. Acquisition and Manugistics shall have performed and complied with all agreements and conditions contained in this Agreement that are required to be performed or complied with by them prior to or at the Closing.

               8.3 Company Certificate. Avyx shall have received a certificate from each of Acquisition and Manugistics dated the Closing Date and signed by the President of Acquisition and Manugistics, respectively, certifying that the conditions specified in Sections 8.1 and 8.2 have been fulfilled.

               8.4 Opinion of Counsel. Avyx shall have received the written opinion dated the Closing Date of Dilworth, Paxson,

Kalish & Kauffman LLP, counsel to Acquisition and Manugistics, substantially in the form of Exhibit G hereto.

               8.5 No Litigation. No litigation, suit, action or proceeding shall have been instituted by any party which (i) seeks to restrain or prohibit the transactions contemplated by this Agreement, (ii) challenges the legality or validity of the transactions contemplated by this Agreement, or (iii) seeks damages from Avyx as a result of the transactions contemplated by this Agreement.

               8.6 Certificates. Avyx shall have been furnished with certificates dated the Closing Date and signed by the Secretary or an Assistant Secretary of Acquisition and Manugistics setting forth (i) the names, signatures and positions of the officers of Acquisition and Manugistics who have executed this Agreement or any other document executed as a Closing document hereunder, and (ii) a copy of the resolutions adopted by the boards of directors of Acquisition and Manugistics authorizing the execution, delivery and performance of this Agreement.

          9. Conditions Precedent to Obligations of Acquisition and Manugistics. All obligations of Acquisition and Manugistics under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent (any of which may be waived in writing in whole or in part by Acquisition and Manugistics).

               9.1 Representations and Warranties True as of Closing Date. The representations and warranties of Avyx and the

Principal Shareholders contained in Section 4 of this Agreement shall be true on and as of the date hereof and shall be true on and as of the Closing Date with the same effect as though such representations and warranties were made on and as of the Closing Date, except for changes permitted by this Agreement or changes in the ordinary course of business.

               9.2 Compliance with this Agreement.

                    (a) Avyx shall have performed and complied and shall have caused all of its Subsidiaries to perform and comply with all agreements and conditions contained in this Agreement that are required to be performed or complied with by Avyx or its Subsidiaries prior to or at the Closing.

                    (b) The Principal Shareholders shall have performed and complied with all agreements and conditions contained in this Agreement that are required to be performed or complied with by the Principal Shareholders prior to or at the Closing.

               9.3 Company Certificate. Acquisition and Manugistics shall have received a certificate dated the Closing Date and signed by the Chief Executive Officer of Avyx certifying that the conditions specified in Sections 9.1 and
9.2 have been fulfilled.

               9.4 Opinion of Counsel. Acquisition and Manugistics shall have received the written opinions dated as of the Closing Date of Blanc Williams Johnston & Kronstadt and of Andrew N. Bernstein, P.C., counsel to Avyx, substantially in the form of Exhibit H annexed hereto.

               9.5 No Litigation. No litigation, suit, action or proceeding shall have been instituted by any party which (i) seeks to restrain or prohibit the transactions contemplated by this Agreement, (ii) challenges the legality or validity of the transactions contemplated by this Agreement, or (iii) seeks damages from Acquisition or Manugistics as a result of the transactions contemplated by this Agreement.

               9.6 Certificates. Acquisition and Manugistics shall have been furnished with certificates dated the Closing Date and signed by the Secretary of Avyx setting forth (i) the names, signatures and positions of the officers of Avyx who have executed this Agreement or any other document executed as a Closing document hereunder, (ii) a copy of the resolutions adopted by the board of directors Avyx authorizing the execution, delivery and performance of this Agreement and all documents referred to herein, and (iii) the consent by all of the Avyx shareholders to the execution, delivery and performance of this Agreement and all documents referred to herein.

               9.7 Resignations. Avyx shall have delivered to Acquisition the written resignation of each director and each officer of Avyx and the Subsidiaries and the written resignations of all trustees of all Plans as shall be requested by Acquisition.

               9.8 Termination of Authority. Avyx shall have cancelled the authority of all persons permitted to (A) draw on Avyx's bank accounts, (B) charge on the Avyx's credit cards, (C) have access to the Avyx's safe deposit boxes, and (D) exercise a power of attorney to act on behalf of Avyx, all effective as of the Closing.

               9.9  Employees

                    (a) The employees of Avyx set forth on Schedule 9.9 annexed hereto will remain as employees of the Surviving Company at Closing. These employees of the Surviving Company will be covered by the employment practices, policies, and procedures of Manugistics and will be eligible for benefits similar to those made available to current employees of Manugistics who hold similar positions.

                    (b) Avyx shall deliver to Acquisition and Manugistics releases and waivers from John Willoughby and Jo Anne Gardner regarding any claims relating to their employment with Avyx, including, but not limited to, claims for deferred compensation.

               9.10 Intentionally Deleted.

               9.11 Shareholders Agreement, Escrow Agreement. Avyx shall have delivered to Acquisition and Manugistics fully-executed originals of each of the Shareholders Agreement and the Escrow Agreement, with counterpart executions being acceptable. The terms of the Escrow Agreement, including, without limitation, those pertaining to the rights, if any, of the Avyx shareholders to receive payment from the Escrow Funds, shall have been agreed to by all of the Avyx shareholders pursuant to the Shareholders Agreement and the Shareholder's Unanimous Written Consents.

               9.12 Existing Options. Each existing agreement, subscription, option, warrant, call, commitment, trust (voting or otherwise), or right of any kind whatsoever granting to any person or entity any interest in the right to purchase or otherwise acquire from Avyx or any Subsidiary (an "Existing Option"), at any time, or upon the happening of any stated event, any shares of Avyx or any Subsidiary shall have been terminated, and Avyx shall deliver a written waiver and relinquishment of all rights against Manugistics, Avyx, the Surviving Company and their Subsidiaries from the holder of such Existing Option. The consideration, if any, for such waiver and relinquishment of rights shall not be the obligation of Avyx, the Surviving Company, Acquisition or Manugistics. No Existing Option shall have been exercised, or an attempt at exercise made, between the date hereof and the Closing.

               9.13 Severance Obligations. The employment agreements with the persons listed on Schedule 9.13 annexed hereto shall have been terminated, and Avyx shall deliver a written confirmation from each of the persons listed on
Schedule 9.13 of their waiver and relinquishment of all rights against Avyx, the Subsidiaries, the Surviving Company, Acquisition, and Manugistics.

               9.14 Termination of Agreements. The agreements with the entities listed on Schedule 9.14 annexed hereto shall have been terminated, and Avyx shall deliver a written confirmation from each of the entities listed on
Schedule 9.14 of their waiver and relinquishment of all rights against Avyx, the Subsidiaries, the Surviving Company, Acquisition, and Manugistics.

               9.15 Payments from Closing Funds. The Paying Agent shall disburse the Closing Funds to the persons and in the amounts as set forth in
Section 2.2(a)(i) through (iv) hereof.

               9.16 Liquidation of Subsidiaries. Information Sciences, Inc. ("ISI"), and any other subsidiaries set forth on Schedule 4.4 shall be dissolved or liquidated in such a manner as to constitute a qualifying liquidation pursuant to the terms of Section 332 of the Code.

               9.17  Intentionally Omitted.

               9.18 Release from Maidenform. Avyx shall deliver a written release from Maidenform (the "Release") of all claims against Avyx, the Subsidiaries, the Surviving Company, Acquisition, and Manugistics, including, but not limited to, claims relating to a license for Maidenform to use the FAST Scheduling Tool software, in the form of Exhibit I annexed hereto.

               9.19 Consent to Transfer of Ownership. Avyx shall deliver a written consent to the transfer of ownership contemplated by this Agreement from the parties to the agreements set forth on Schedule 9.19 annexed hereto.

               9.20 Consent of Shareholders. Avyx shall deliver the executed Shareholder's Unanimous Written Consents from one hundred percent (100%) of the Avyx shareholders on or before the date of the Closing.

               9.21 Board Approval. The boards of directors of each of Manugistics and Acquisition shall approve the Agreement and Plan of Merger and transactions contemplated thereby.

          10.  Cooperation and Post Closing Obligations.

               10.1 Further Assurances. From and after the Closing, all of the parties to this Agreement agree to execute and deliver such further documents and instruments and to do such other acts and things as the other, as the case may be, may reasonably request in order to effectuate the transactions contemplated by this Agreement. In the event any party shall be involved in litigation, threatened litigation or government inquiries with respect to a matter involving any of them, the other parties shall also make available to such first party, at reasonable times and subject to the reasonable requirements of its or his own business, such of its or his personnel as may have information relevant to the matters provided such first party shall reimburse the providing party for its or his reasonable costs for employee time incurred in connection therewith if more than one business day is required. Following the Closing, the parties will cooperate with each other in connection with tax audits and in the defense of any legal proceedings, consistent with the other provisions for defense of claims provided in Section 11, to the extent such cooperation does not cause unreasonable expense, unless such expense is borne by the requesting party.

               10.2 Furnishing Notice. From the date of this Agreement through and including the Closing Date, each of the parties to this Agreement agree to furnish to all other parties to this Agreement, copies of any notices, documents, requests, court papers, or other materials received from any governmental agency or any other third party with respect to the transactions contemplated by this Agreement, except where it is obvious from such notice, document, request, court paper or other material that the other parties were already furnished with a copy thereof.

          11. Indemnification.

               11.1 General. The Surviving Company shall indemnify each of the shareholders of Avyx and hold each of them harmless at all times from and after the Closing Date against and in respect of:

                    (a) Any and all damages, losses, liabilities, obligations, claims, encumbrances, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to, any action, investigation, claim or proceeding (all hereinafter referred to as "Losses") suffered, sustained, incurred or required to be paid by any of the shareholders of Avyx by reason of any breach or failure of observance or performance of any representation, warranty, covenant, agreement or commitment made by Manugistics or the Surviving Company in this Agreement or in the Shareholders Agreement or relating thereto or as a result of any such representation, warranty, covenant, agreement or commitment being untrue or incorrect in any respect.

                    (b) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, losses, damages, liabilities and reasonable legal and other expenses incident to the foregoing.

          The foregoing indemnity rights shall be in addition to any other rights and remedies which the shareholders of Avyx may have under this Agreement or the Shareholders Agreement or as a matter of law or equity.

               11.2 Indemnification by the Principal Shareholders. The Principal Shareholders shall jointly and severally indemnify each of the Surviving Company and Manugistics and hold each of them harmless at all times from and after the Closing Date against and in respect of:

                    (a) Any and all damages, losses, liabilities, obligations, claims, encumbrances, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to, any action, investigation, claim or proceeding (all hereinafter referred to as "Losses") suffered, sustained, incurred or required to be paid by Manugistics or the Surviving Company by reason of any of the following:

                         (i)  Any breach or failure of observance or
performance of any representation, warranty, covenant, agreement or commitment made by Avyx and/or the Principal Shareholders in this Agreement or in the Shareholders Agreement or as a result of any such representation, warranty, covenant, agreement or commitment being untrue or incorrect in any respect;

                         (ii) Any liability of Avyx or the Surviving Company,
whether known or unknown, that (A) is not disclosed on any Schedule or reflected in the Financial Statements

(whether or not it is required hereunder to be so disclosed), (B) arises out of the operations of Avyx at any time prior to the Closing, except to the extent that such liability constitutes an ordinary course of business expense incurred in the normal and customary operations of Avyx conducted in a manner consistent with commercially reasonable practice; provided, however, that to the extent of any conflict between this Section 11.2(a)(ii)(B) and Section 2.7(a) hereof, the provisions of Section 2.7(a) shall govern, and (C) arises out of any act, failure to act, omission or conduct by Avyx and/or the Principal Shareholders at any time prior to the date of Closing; provided, further, that nothing contained in this Section 11.2(a)(ii) shall be interpreted or construed to limit any claim that Manugistics or the Surviving Company may have pursuant to
Section 11.2(a)(i) hereof;

                         (iii)  Any of the following claims arising at any time
prior to the date of Closing against Avyx but which are asserted against Manugistics or the Surviving Company following the date of Closing: (A) Any claims by Corum; (B) Any claims by SunTrust Bank, Atlanta, formerly known as Trust Company Bank, in excess of $205,529.48; (C) Any claims by Maidenform for amounts in excess of the sum of $200,000.00 paid in consideration for the Release; (D) Any claims by Softworks, Inc. in excess of $27,380.75; (E) Any claims by Burlington Industries, CTA Incorporated, Golden Software Brokers, Internet Software Brokers, or Western Colorado Med Net, Inc.; (F) Any claims by holders of Existing Options relating to such Existing Options and any claims by [Mager] or

[Stodghill] relating to stock options granted by Avyx; (G) Any claims by Productivity Partners, Inc. not relating to transactions consummated after the date of Closing; and (H) Any claims by Scott, Willoughby, or Mr. Pacotti for loans to Avyx other than, or in excess of, Notes 1 through 4 set forth in
Section 2.1A hereof; provided, further, that nothing contained in this Section 11.2(a)(iii) shall be interpreted or construed to limit any claims that Manugistics or the Surviving Company may have pursuant to Section 11.2(a)(i) and (ii) hereof;

                         (iv) Any claims or litigation arising from any breach
by Paying Agent under this Agreement, the Shareholders Agreement and the Escrow Agreement or by the Avyx Attorney-in-Fact (as defined in the Shareholders Agreement) under the Shareholders Agreement;

                         (v)  Any and all damages, losses, liabilities and
costs and expenses resulting from the exercise by any of the Avyx shareholders of his right to an appraisal of his Avyx shares in accordance with the CBCA;

                         (vi) Any and all damages, losses, liabilities and
costs and expenses resulting from the attempted exercise by any of the Avyx shareholders of any rights under any redemption or similar agreements; and

                         (vii)  Any and all liabilities of Manugistics or the
Surviving Company with respect to claims for fees and expenses properly allocable to the Avyx Shareholders in connection with the preparation of this Agreement, the Shareholders

Agreement, the Escrow Agreement and the consummation of the transactions contemplated thereby other than costs of Manugistics due diligence, costs of Manugistics personnel, and fees and costs of counsel, accountants and other advisors of Manugistics in connection with the foregoing agreements and transactions.

                    (b) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, losses, damages, liabilities and reasonable legal and other expenses incident to the foregoing.

          The foregoing indemnity rights shall be in addition to any other rights and remedies which the Surviving Company, Acquisition or Manugistics may have under this Agreement, the Escrow Agreement or the Shareholders Agreement or as a matter of law or equity.

               11.3 Period of Indemnity. The aforesaid indemnities shall remain in full force and effect as follows:

                    (a) with respect to claims relating to any actions commenced by third parties, for a period equal to the applicable statute of limitation for such third-party actions;

                    (b) with respect to claims relating to breaches of representations, warranties, covenants or agreements, for a period equal to two
(2) years from the Closing, except for claims relating to breaches of representations, warranties, covenants or agreements contained in Section 4.21, in which event the period of indemnity shall be the applicable statute of limitations period.

     Provided, however, that if prior to the expiration of such period any claim for indemnification has been asserted but not fully determined, or any audit or other proceeding with respect to any tax matter has been initiated, such period will be extended as to such claim, audit or other proceeding for an additional six-month period; further provided, however, that if legal action has been commenced to enforce such indemnification prior to the expiration of such additional six-month period, such period will be extended as to such claim, audit or other proceeding until it is finally determined or concluded, but if such legal action has not been commenced prior to the expiration of such additional six-month period, all rights to indemnification with respect to such claim, audit or other proceeding shall thereupon terminate.

               11.4 Notice to the Indemnitor. Within a reasonable period after the assertion of any claim by a third-party or occurrence of any event which may give rise to a claim for indemnification from an indemnitor (the "Indemnitor") under this Section 11, an indemnified party (the "Indemnified Party") shall notify the Indemnitor in writing of such claim and, advise the Indemnitor whether the Indemnified Party intends to contest same, but the failure to give or delay in giving such notice shall not affect the obligations of the Indemnitor hereunder except to the extent the Indemnitor actually has been prejudiced thereby.

               11.5 Rights of Parties to Settle or Defend. If the Indemnified Party determines not to contest such claim, the Indemnitor shall have the right, at its own expense, to contest and defend against such claim. If the Indemnified Party determines to contest such claim, the Indemnitor shall have the right to be represented, at its own expense by its own counsel and accountants, their participation to be subject to the reasonable direction of the Indemnified Party. In either case, the Indemnified Party shall make available to the Indemnitor and its attorneys and accountants, at all reasonable times during normal business hours, all books, records, and other documents in its possession relating to such claim. The party contesting any such claim shall be furnished all reasonable assistance in connection therewith by the other party. If the Indemnitor fails to undertake the defense of or, settle or pay any such third-party claim within ten (10) days after the Indemnified Party has given written notice to the Indemnitor advising that the Indemnified Party does not intend to contest such claim, or if the Indemnitor, after having received such notification from the Indemnified Party, fails forthwith to defend,- settle or pay such claim, then the Indemnified Party may take any and all necessary action to dispose of such claim including, without limitation, the settlement or full payment thereof upon such terms as it shall deem appropriate, in its sole discretion, subject to the following with respect to any proposed settlement thereof.

               11.6 Settlement Proposals. In the event the Indemnified Party desires to settle any such third-party claim (whether or not contested by the Indemnitor), the Indemnified Party shall advise the Indemnitor of the amount it proposes to pay in settlement thereof (the "Proposed Settlement"). If such Proposed Settlement is unsatisfactory to the Indemnitor, it shall have the right, at its expense, to contest such claim by giving written notice of such election to the Indemnified Party within ten (10) days after the Indemnitor has been advised of the Proposed Settlement. If the Indemnitor does not deliver such written notice within ten (10) days after the Indemnitor has been advised of the Proposed Settlement, the Indemnified Party may offer the Proposed Settlement to the third party making such claim. If the Proposed Settlement is not accepted by the party making such claim, any new Proposed Settlement figure which the Indemnified Party may wish to present to the party making such claim shall first be presented to the Indemnitor who shall have the right, subject to the conditions hereinabove set forth in this Section, to contest such claim. In all such events, the Indemnitor shall indemnify the Indemnified Party and hold it harmless against and from any and all costs of defense, payment or settlement, including reasonable attorneys' fees incurred in connection therewith.

               11.7 Reimbursement.

                    (a) In General. At the time that the Indemnified Party shall suffer a loss because of a breach of any warranty, representation, covenant or agreement by the Indemnitor or at the time the amount of any liability on the part of the Indemnitor under this Section is determined (which in the case of payments to third persons shall be the earlier of (i) the date of such payments or (ii) the date that a court of competent jurisdiction shall enter a final judgment, order or decree (after exhaustion of appeal rights establishing such liability), the Indemnitor shall forthwith, upon notice from the Indemnified Party, pay to the Indemnified Party, the amount of the indemnity claim; provided, however, that unless the Indemnitor expressly denies in writing its indemnity obligation hereunder, the Indemnitor shall pay the reasonable attorneys' fees and other litigation expenses from time to time incurred by the Indemnified Party promptly upon the submission of invoices therefor by the Indemnified Party. If such amount and/or attorneys' fees and other litigation expenses are not paid forthwith, then, regardless of any denial of any indemnity obligation, the Indemnified Party may, at its option, take legal action against the Indemnitor for reimbursement in the amount of its indemnity claim and/or attorneys' fees and other litigation expenses. For purposes hereof the indemnity claim shall include the amounts so paid (or determined to be owing) by the Indemnified Party together with costs and reasonable attorneys' fees and interest on the foregoing items at the rate of eight and one-half percent (8.5%) per annum from the date the obligation is due from the Indemnified Party to the Indemnitor, as hereinabove provided, until the indemnity claim shall be paid.

                    (b) Escrow Fund; Balance Sheet Adjustment Funds. Without in any manner limiting the generality of Section 11.7(a) above, if the Indemnified Party is Manugistics or Acquisition or the Surviving Company, then the Indemnified Party may first obtain payment from (i) the Escrow Fund which has been created as security for any claims for indemnification brought by Manugistics or Acquisition or the Surviving Company for the nonfulfillment of any covenant, representation, warranty or agreement on the part of Avyx or the Principal Shareholders contained in this Agreement, and all of the Avyx shareholders in the Shareholders Agreement, or (ii) the Balance Sheet Adjustment Funds. To the extent not paid from either of these sources either because all such funds have been exhausted or already disbursed, Manugistics or Acquisition or the Surviving Company may pursue such recompense from the Principal Shareholders personally if such claim arises pursuant to this Agreement and from each relevant Avyx shareholder if such claim arises pursuant to the Shareholders Agreement. Manugistics shall have no right to seek payment from the Escrow Funds for any claim or reason other than a valid claim for indemnification or payment under this Agreement or the Shareholders Agreement. In the event that any payment obtained from the Escrow Funds by Manugistics is challenged by any party hereto, the losing party shall reimburse the prevailing party for all of the prevailing party's costs and expenses (including reasonable attorneys' fees and costs) incurred or paid in connection with such dispute. The terms and conditions of the Escrow Agreement shall govern any claims brought by Manugistics or Acquisition or the Surviving Company for payment from the Escrow Funds and the terms and conditions of Sections 2.1 and 2.7 of this Agreement shall govern any claims brought by Manugistics or Acquisition or the Surviving Company for payment from the Balance

Sheet Adjustment Funds. A claim for indemnification which has been paid from the Escrow Funds or the Balance Sheet Adjustment Funds shall not also be recoverable from the Principal Shareholders pursuant to Section 11 of this Agreement.

               11.8 Dissenting Shareholders. Without in any way limiting the generality of the foregoing Section 11.2 of this Agreement, the Principal Shareholders shall indemnify each of the Surviving Company, Acquisition and Manugistics and hold each of them harmless at all times from and after the Closing Date against and in respect of any claims brought by the dissenting shareholders.

               11.9 Limitation of Liability.

                    (a) It is understood and acknowledged that each of the Surviving Company, Acquisition and Manugistics may demand payment of the entire amount of the Balance Sheet Adjustment Funds and the Escrow Funds to the extent that the conditions precedent to payment therefrom are met regardless of whether or not such claims arise from the breach of a representation or warranty of any particular Principal Shareholder, and nothing in this Section
11.9 shall limit the ability of Manugistics, the Surviving Company and Acquisition to so demand and receive payment from the Escrow Funds or the Balance Sheet Adjustment Funds.

                    (b) It is further acknowledged and agreed that the Surviving Company, Acquisition, or Manugistics may also make claims under or with respect to this Agreement (including, without limitation, Section 11.7(b) hereof) and/or other agreements and documents referenced herein, against one or more individual Principal Shareholders for the payment of amounts in addition to or separate from any amounts recovered by such claiming parties from the Escrow Funds or the Balance Sheet Adjustment Funds as provided in Section 11.9(a) above. Any such separate or additional amounts claimed by Manugistics, Acquisition or the Surviving Company (i.e. any amounts claimed that are not described in Section 11.9(a) above, but specifically excluding any amounts sought pursuant to Section 11.10 hereof from Willoughby and/or Gardner) shall be referred to for all purposes of this Agreement as "Additional Amounts."

                    (c) Subject to the provisions of Section 11.9(a) above, but otherwise notwithstanding anything contained herein to the contrary, the total liability of each Principal Shareholder for the payment of Additional Amounts to Manugistics, Acquisition and the Surviving Company in the aggregate, by reason of any breach of this Agreement or otherwise, shall be limited to, and shall not exceed, an amount equal to the sums actually paid to such Principal Shareholder (not including Escrow Funds and Balance Sheet Adjustment Funds that were attributable to, but not actually paid to, such Principal Shareholder) pursuant to this Agreement.

               11.10 Indemnification for University of Maryland Contract. Willoughby and Gardner shall jointly and severally indemnify each of the Surviving Company, Acquisition and Manugistics and hold each of them harmless at all times from and after the Closing Date from any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, losses, damages, liabilities and reasonable legal and other expenses incident to the assignment by Avyx to The Kendall Group, Inc. of the University of Maryland Contract and/or the performance thereof by Willoughby and Gardner. The limitations as set forth in Section 11.9(c) above with respect to claims for Additional Amounts do not apply to the obligations of Willoughby and Gardner pursuant to this Section 11.10.

          12. Survival of Representations and Warranties. Claims against any of the parties or the Avyx shareholders relating to breaches of representations, warranties, covenants or agreements, shall survive for a period equal to two (2) years from the Closing, except for breaches of representations, warranties, covenants or agreements relating to tax matters, which shall survive for a period equal to the applicable statute of limitation for such claim, and in either case, notwithstanding any investigation conducted before or after the Closing or the decision of any party to complete the Closing; provided, however, that if prior to the expiration of such period any claim for breach of any such representation, warranty, covenant or agreement has been asserted but not fully determined, such period will be extended as to such claim for an additional six-month period; further provided, however, that if legal action has been commenced to enforce such claim prior to the expiration of such additional six-month period, such period will be extended as to such claim until it is finally determined or concluded, but if such legal action has not been commenced prior to the expiration of such additional six-month period, all rights to enforce such claim shall thereupon terminate. All representations, warranties, covenants and agreements made by Manugistics and Acquisition in this Agreement, and any and all claims and causes of action based thereon, shall survive for a period equal to two (2) years from the Closing.

          13.  Brokers' and Finders' Fees.

               13.1 Each of Avyx, Acquisition and Manugistics represent and warrant to each other party hereto that all negotiations relative to this Agreement have been carried on by it directly without the intervention of any person or entity who or which may be entitled to a brokerage fee or other commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby, except for Corum, who shall be paid out of the Closing Funds as provided in Section 2.2(a)(i) hereof.

          14.  Additional Covenants.

               14.1 Expenses. Except as provided herein and in the Shareholders Agreement, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby. Acquisition, Manugistics and the Surviving Company shall not be liable for (a) any fees of attorneys, accountants, consultants, finders or investment bankers or other expenses incurred by or on behalf of Avyx or any of its Subsidiaries or shareholders in connection with the transactions contemplated by this Agreement, or (b) any amounts incurred or paid with respect to satisfying Sections 9.12, 9.13 or 9.14 of this Agreement.

               14.2 Press Releases; Confidentiality. Except as required by a judicial, regulatory or governmental authority with competent jurisdiction, including, but not limited to, obligations of the parent company of Manugistics to make public disclosures under Federal and state securities laws, and except as required by the rules of the National Association of Securities Dealers ("NASD") applicable to the parent company of Manugistics, no party hereto shall issue any press release nor otherwise make public any information with respect to this Agreement or the transactions contemplated thereby, prior to the Closing Date, without the consent of the other parties to this Agreement. The parties agree that all discussions, negotiations, and transactions contemplated hereby and all information exchanged pursuant hereto and in connection with due diligence, shall be kept strictly confidential, except as otherwise provided in this Section 14.2. Each Principal Shareholder covenants and agrees that, at all time following execution of this Agreement, it shall not use for its own benefit or divulge to any other person, firm, or corporation, any confidential information or trade secrets which Avyx, the Surviving Company, Acquisition or Manugistics may have imparted to such Principal Shareholder. Notwithstanding anything contained in Section 14.2 to the contrary, Manugistics shall not in any press release in any way disparage the reputation or competence of John

Willoughby or Jo Anne Gardner by name; provided, however, that nothing herein contained shall prohibit Manugistics from making general references to the management of Avyx.

               14.3 Negotiations With Others. During the period from the date of this Agreement to the Effective Date, or until this Agreement is terminated, if it is terminated, none of the Principal Shareholders, Avyx or any of its Subsidiaries, nor any investment banking firm or financial advisor retained by Avyx or any Subsidiary shall, directly or indirectly, without the prior written consent of Acquisition and Manugistics, initiate or solicit any discussions, negotiations, or agreements with any corporation, partnership, person or other entity or group (other than Acquisition and Manugistics) concerning any proposal or offer regarding a sale of disposition of capital stock of Avyx or any Subsidiary, or a merger, liquidation, consolidation, sale or any disposition of assets or other similar transaction involving Avyx or any Subsidiary (hereinafter "Acquisition Proposal"). Avyx will immediately notify Acquisition and Manugistics if any such contract or request to discuss or negotiate such Acquisition Proposal or request for information relating to a possible Acquisition Proposal is received by Avyx or any Subsidiary and will identify the party from whom such request, contact, proposal or offer is received as well as the terms of such request, contact, proposal or offer.

          15. Contents of Agreement; Parties in Interest; etc. This Agreement and the agreements referred to herein set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. Except as set forth in Sections 4 and 5 of this Agreement and the Exhibits hereto, there are no representations or warranties, express or implied, made by any party to this Agreement with respect to the subject matter of this Agreement. This Agreement shall not be amended except by a written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the documents referred to herein, except for the confidentiality provisions of Section 6.2 hereof.

          16. Assignment and Binding Effect. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

          17. Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

          18.  Termination.

               18.1 Mutual Consent.     This Agreement  may  be terminated (a)
by the mutual agreement of the board of directors of each of Avyx, Acquisition and Manugistics at any time prior to the Effective Date; and (b) by the Board of Directors of Acquisition and Manugistics if there is a dissent by any of the shareholders of Avyx.

               18.2 Automatic Termination. This Agreement shall be terminated automatically, without any notice or further action by any party, if Closing shall not have occurred for any reason by May 31, 1996, unless the parties shall have agreed to an extension of such time period.

          Any termination pursuant to this Section 18 shall be without liability on the part of any party to the other party hereto, except if such termination has resulted by reason of a breach by such party of any of its material obligations hereunder.

          19. Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by facsimile or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

          If to Acquisition or Manugistics:
          --------------------------------

               c/o Manugistics, Inc.
               2115 East Jefferson Street
               Rockville, MD 20852
               Attention:  Helen Nastasia, Esquire
                           General Counsel

               with a copy to:

               Harriet J. Koren, Esquire
               Dilworth, Paxson, Kalish & Kauffman LLP
               3200 Mellon Bank Center
               1735 Market Street

               Philadelphia, PA 19103

          If to Avyx (prior to the Closing):
          ---------------------------------

               Avyx, Inc.
               23 Inverness Way East
               Suite 100
               Englewood, CO 80112

               with a copy to:

               Gary A. David, Esquire
               Blanc Williams Johnston & Kronstadt
               1900 Avenue of the Stars
               17th Floor
               Los Angeles, CA 90067-4403

          If to Avyx (after the Closing):
          ------------------------------

               John K. Willoughby, Paying Agent
               7740 South Glencoe Way
               Littleton, CO 80122

               with a copy to:

               Gary A. David, Esquire
               Blanc Williams Johnston & Kronstadt
               1900 Avenue of the Stars
               17th Floor
               Los Angeles, CA 90067-4403

or to such other address or person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, facsimiled or mailed.

          20. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware as applied to contracts made and fully performed in such state, except insofar as the CBCA shall be mandatorily applicable to the Merger and the rights of the Avyx shareholders in connection therewith.

          21. No Benefit to Others. The representations, warranties, covenants, agreements and indemnities contained in this Agreement are for the sole benefit of the parties hereto, and their respective successors and assigns, and they shall not be construed as conferring, and are not intended to confer, any rights on any other persons.

          22. Section Headings. All section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

          23. Schedules and Exhibits. All Schedules and Exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.

          24. Counterparts. This Agreement and all agreements referred to herein may be executed in two or more counterparts, each of which shall be deemed an original, and Avyx, Acquisition, and Manugistics and each of the Principal Shareholders may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.



                            INTENTIONALLY LEFT BLANK

          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement on the date first above written.

Attest:                            AVYX, INC.


By: /s/ JO ANNE GARDNER            By: /s/ JOHN K. WILLOUGHBY
   -----------------------            ---------------------------
     Secretary                          President

Attest:                            MANUGISTICS ACQUISITION, INC.

By:  /s/ PETER Q. REPETTI          By: /s/ WILLIAM M. GIBSON
   -----------------------            ---------------------------
     Secretary                          President

Attest:                            MANUGISTICS, INC.

By: /s/ HELEN A. NASTASIA          By: /s/ WILLIAM M. GIBSON
   -----------------------            ---------------------------
     Secretary                          President

                                   PRINCIPAL SHAREHOLDERS:
                                   ----------------------

                                   SCOTT EQUITIES, LTD.

                                   By Its General Partner:

                                        [NAME OF GENERAL PARTNER]

                                   By:
                                   Scott Capital Corp., G.P.

Witness/Attest:

  /s/ VENIETTA M. KELLY            By: /s/ H. REX MARTIN
- - --------------------------         ------------------------------
                                   Title: President
                                         ------------------------

Witness:                           JOHN K. WILLOUGHBY

 /s/ JO ANNE GARDNER                /s/ JOHN K. WILLOUGHBY
- - --------------------------         ------------------------------

Witness:                           JO ANNE GARDNER

 /s/ JOHN K. WILLOUGHBY             /s/ JO ANNE GARDNER
- - --------------------------         ------------------------------

Witness:                           JAMES E. PACOTTI, JR.

 /s/ LYLA J. ROWE                   /s/ JAMES E. PACOTTI, JR.
- - --------------------------         ------------------------------


Witness:                           PATSY A. PACOTTI

 /s/ LYLA J. ROWE                   /s/ PATSY A. PACOTTI
- - --------------------------         ------------------------------

          CERTIFICATION BY SECRETARY OF MANUGISTICS ACQUISITION, INC.



     The undersigned hereby certifies that the foregoing agreement has been adopted pursuant to Section 251(f) of the Delaware General Corporation Law and as of the date of the Certificate of Merger the outstanding shares of Manugistics Acquisition, Inc., are such as to render such Section applicable.



Witness: /s/ JULIA A. BOWEN         /s/ PETER Q. REPETTI
        ----------------------     ------------------------------
                                   Name: Peter Q. Repetti
                                        -------------------------
                                        Secretary

                             EXHIBITS AND SCHEDULES


  EXHIBITS:

  Exhibit A    Shareholders Agreement
  Exhibit B    Shareholder's Unanimous Written Consent
  Exhibit C    Certificate of Merger
  Exhibit D    Articles of Merger
  Exhibit E    Escrow Agreement
  Exhibit F    Certificate of Principal Shareholders
  Exhibit G    Opinion of Dilworth, Paxson, Kalish & Kauffman LLP
  Exhibit H    Opinion of Blanc Williams Johnston & Kronstadt and of Andrew N.
               Bernstein, P.C.
  Exhibit I    Maidenform Release


  SCHEDULES:

     2.2(a)(ii) Bonuses
     2.7       GAAP Exceptions
     4.1       Organization
     4.2       Shareholders; Existing Agreements Affecting Capitalization
     4.4       Subsidiaries and Affiliates
     4.6       Financial Statements
     4.7       Liabilities
     4.8       Liens affecting Real Property
     4.9       Real Property
     4.10      Machinery and Equipment
     4.11      Inventory
     4.12      Leases and Licenses
     4.13      Copyrights and Trademarks
     4.14      Contracts
     4.14A     Documents Received
     4.15      Defaults
     4.16      Insurance
     4.17      Distributions, Satisfactions, Obligations
     4.18      Capital Expenditures
     4.19      Litigation
     4.20      Legal Compliance
     4.21      Tax Matters
     4.22      Employee Benefit Plan
     4.23      Employees
     4.24      Labor Agreements
     4.25      Environmental Laws
     4.26      Bank Accounts, Letters of Credit and Powers of Attorney
     4.27      Accounts and Note Receivable
     4.28      Accounts Payable
     4.29      Customers and Suppliers

     4.30 List of Officers and Employees pertaining to Knowledge and Receipt of Notice
     6.2       Confidentiality
     7.2       Permitted Actions Pending Closing
     9.9       Employees Remaining at Closing
     9.13      Severance Obligations
     9.14      Termination of Agreements
     9.19      Consent to Transfer of Ownership


Set forth above is a list of exhibits and schedules to Exhibit 10.18 that have been omitted. Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.


                                      -86-